Exhibit 10.1

March 20, 2012

Partner Communications Company Ltd.
8 Amal Street
Afeq Industrial Park
Rosh-Ha’ayin 48103
Israel

Dear Sirs:

On behalf of Giza Singer Even, 7 Jabotinsky St. Ramat-Gan (the “Consultant”), I hereby confirm that the Consultant has reviewed the information set forth in the Annul Report on Form 20-F for the year ended December 31, 2011 (the “Form 20- F”),   for Partner Communications Company Ltd. under Item 5A.1.3 “Acquisition of 012 Smile”, and in Note 12 to the consolidated financial statements included in the Form 20-F, with respect to testing for impairment of assets and the results thereof.

The Consultant hereby confirms the information referred to above and consents to being named in the Form 20-F as an “expert”.

By: /s/ __________________
Giza Singer Even LTD.

Name:  Hanoch Papoushado
Title: Partner